Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-185504) pertaining to the 2012 Equity Incentive Plan of Silver Bay Realty Trust Corp. of our reports dated February 26, 2015 with respect to the consolidated financial statements and schedule of Silver Bay Realty Trust Corp., included in this Annual Report on Form 10-K for the year ended December 31, 2014

/s/ Ernst & Young LLP
Minneapolis, MN
February 26, 2015